EXHIBIT 99.1

Press Release
www.shire.com

Shire Plans to Submit a New Drug Application to FDA for Lifitegrast for
Dry Eye Disease in Adults

•	FDA submission planned for 1st Quarter 2015
•	Shire forms business unit focused in ophthalmics

Lexington, Mass. – May 16, 2014 – Following a May 15, 2014, meeting with the U.S. Food and Drug Administration (FDA), Shire plc (LSE: SHP, NASDAQ: SHPG), the global specialty biopharmaceutical company, announces today that it intends to submit a New Drug Application for lifitegrast as a treatment for the signs and symptoms of dry eye disease in adults in the first-quarter 2015, as we complete remaining chemistry and manufacturing work. In parallel to preparing for the NDA submission, Shire will be assessing the need for gathering additional clinical data in support of the U.S. and potential international regulatory submissions.

“As we prepare for the FDA submission, we will also form an Ophthalmics Business Unit (BU) that will focus on the commercialization of our ophthalmic pipeline products," said Flemming Ornskov, M.D., CEO, Shire. “This BU will be led by Robert Dempsey, who we recently hired from Bausch & Lomb. Bob has more than 20 years of experience in eye care and has been instrumental in the launches of several well- known eye care products. As we build out the BU, Bob will report to Perry Sternberg, Head of the Neuroscience BU, who also has 10 years of ophthalmology experience. Additionally, on our clinical development team, we have hired Reza Haque, M.D., Ph.D., as Therapeutic Area Head for Ophthalmology, also from Bausch & Lomb. Reza will be responsible for overseeing the lifitegrast and the phase 2 retinopathy of prematurity (ROP) clinical development programs, and any future programs in ophthalmics. Reza brings to Shire more than 20 years of experience in ophthalmics.

“Shire is focused on driving and delivering innovation for the betterment of patients. We’re fortunate to have Lifitegrast and our compound for ROP as two potential innovative ophthalmology treatments, and we have every intention of complementing these compounds with additional pipeline products to address significant unmet patient need in ophthalmics,” Dr. Ornskov said.

Lifitegrast is an investigational treatment that has been studied in a large clinical development program of more than 1,800 patients. The compound, a small-molecule integrin antagonist, was designed to treat dry eye disease, and is a preservative-free topical eye solution. Lifitegrast is believed to work by reducing inflammation through inhibition of lymphocyte function-associated antigen 1 (LFA-1) and preventing its binding to intercellular adhesion molecule-1 (ICAM-1) that influences T-cell activation and cytokine (protein) release. The interaction between these two proteins plays a key role in the chronic inflammation associated with dry eye. T-cells are important components of the immune system that help control the body's response to a foreign or harmful substance or stimuli.

ABOUT DRY EYE DISEASE
As defined by the 2007 Tear Film Ocular Surface Society International Dry Eye Workshop, dry eye is a multifactorial disease of the tears and ocular surface that results in symptoms of discomfort, visual disturbance, and tear film instability with potential damage to the ocular surface. It is accompanied by increased osmolarity of the tear film and inflammation of the ocular surface.

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ABOUT ROP
ROP is a potentially blinding eye disorder that primarily affects premature infants weighing less than 2 pounds (about 1kg) who are born before 31 weeks of gestation (a full term pregnancy has a gestation of 38–42 weeks). The smaller a baby is at birth, the more likely that baby is to develop ROP. This disorder, which usually develops in both eyes, is one of the most common causes of visual loss in childhood and can lead to lifelong vision impairment and blindness.

For further information please contact:

Investor Relations

Jeff Poulton	jpoulton@shire.com	+1 781 482 0945

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Media

Jessica Mann	jmann@shire.com	+44 1256 894 280

Gwen Fisher	gfisher@shire.com	+1 484 595 9836

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR are subject to generic erosion and revenues from INTUNIV will become subject to generic competition starting in December 2014;

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the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire's products may impact future revenues, financial condition and results of operations;

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Shire conducts its own manufacturing operations for certain of its Rare Diseases products and is reliant on third party contractors to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time.

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the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies and regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

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the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely impact Shire’s revenues, financial conditions or results of operations;

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investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

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adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

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Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations. Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire’s financial condition and results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.